                                                                   EXHIBIT 10.29

                       CONVERTIBLE NOTE PURCHASE AGREEMENT
                                 by and between


                           MICRO GENERAL CORPORATION,
                             a Delaware corporation,


                                       and


                          CALWEST SERVICE CORPORATION,
                            a California corporation


                          Dated as of December 15, 1999





                                CONVERTIBLE NOTE
                              DUE DECEMBER 14, 2004

                               TABLE OF CONTENTS


Article I - Definitions and Other Provisions of General Application..........................2
      Section 101. Definitions...............................................................2
      Section 102. Effect of Headings and Table of Contents..................................4
      Section 103. Successors and Assigns....................................................4
      Section 104. Severability Clause.......................................................4
      Section 105. Benefits of Agreement.....................................................4
      Section 106. Governing Law.............................................................4
      Section 107. Legal Holidays............................................................4
      Section 108. Execution in Counterparts.................................................5
      Section 109. Attorneys' Fees...........................................................5
      Section 110. Notices...................................................................5

Article II - The Note........................................................................6
      Section 201. Form Generally............................................................6
      Section 202. Conversion Notice.........................................................6
      Section 203. Designation, Amount and Issuance of the Note..............................6
      Section 204. Execution of the Note.....................................................6

Article III - Issuance of Detachable Warrants................................................7
      Section 301. Warrants Issued...........................................................7
      Section 302. Form of Warrant and Notice of Exercise....................................7
      Section 303. Anti-Dilution Rights......................................................7
      Section 304. Manner of Exercise of Warrants............................................7
      Section 305. Notice to Lender Prior to Certain Corporate Actions.......................8
      Section 306. Reservation. of Shares of Common Stock....................................8
      Section 307. Taxes Upon Exercise.......................................................9
      Section 308. Covenants as to Common Stock..............................................9
      Section 309. Piggyback Registration Rights.............................................9

Article IV - Covenants of the Company.......................................................10
      Section 401. Payment of Principal and Interest........................................10
      Section 402. Corporate Existence......................................................10
      Section 403. Payment of Taxes and Other Claims........................................10
      Section 404. Dividends/Compensation...................................................10
      Section 405. Corporate Existence; Foreign Qualification...............................11
      Section 406. Books, Records and Inspections...........................................11
      Section 407. Compliance with Laws.....................................................11
      Section 408. Maintenance of Permits...................................................11
      Section 409. Capital Expenditures/Debt................................................11

Article V -Representations and Warranties...................................................11


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
      Section 501. Customer Contracts.......................................................11
      Section 502. Board of Directors.......................................................12
      Section 503. Organization, Etc........................................................12
      Section 504. Capital Stock; Stock Options.............................................12
      Section 505. Corporate Authority......................................................12
      Section 506. Notes and Accounts Receivable............................................12
      Section 507. Actions, Suits, Etc......................................................13
      Section 508. Material Contracts.......................................................13
      Section 509. Absence of Undisclosed Liabilities.......................................14
      Section 510. Accuracy of Information..................................................14
      Section 511. Real Estate Leases.......................................................14
      Section 512. Personal Property Leases.................................................14
      Section 513. Intellectual Property....................................................14
      Section 514. Trade Secrets............................................................15
      Section 515. Software and Information Systems.........................................15
      Section 516. Insurance................................................................15

Article VI - Defaults; Remedies.............................................................16
      Section 601. Events of Default........................................................16
      Section 602. Acceleration of Maturity, Rescission and Annulment;
           Other Remedies...................................................................17
      Section 603. Collection of Indebtedness and Suits for Enforcement.....................18
      Section 604. Lender May File Proofs of Claim..........................................18
      Section 605. Application of Money Collected...........................................19
      Section 606. Rights and Remedies Cumulative...........................................19
      Section 607. Delay or Omission Not Waiver.............................................19
      Section 608. Waiver of Stay or Extension Laws.........................................19

Article VII - Reports by Company............................................................20
      Section 701. Annual Statement.........................................................20
      Section 702. Reports by Company.......................................................20
      Section 703. Quarterly Financial Reports..............................................20

Article VIII - Consolidation, Merger, Conveyance, Transfer , Sale or Lease..................20
      Section 801. Company May Consolidate. etc., on Certain Terms..........................20
      Section 802. Right of First Refusal of Lenders........................................21

Article IX - Redemption of Note by the Company..............................................21
      Section 901. Right to Redeem..........................................................21
      Section 902. Notice of Redemption.....................................................21

Article X - Right to Convert Note and/or Right to Purchase Stock............................22
      Section 1001. Rights Granted..........................................................22
      Section 1002. Anti-Dilution Rights of Lender..........................................22


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
      Section 1003. Manner of Exercise of Conversion Privilege..............................23
      Section 1004. Notice to Lender Prior to Certain Corporate Actions.....................23
      Section 1005. Reservation of Shares of Common Stock...................................24
      Section 1006. Taxes Upon Conversion...................................................24
      Section 1007. Covenants as to Common Stock............................................24
      Section 1008. Piggyback Registration Rights...........................................24

Article XI - Conditions Precedent...........................................................25
      Section 1101. Conditions Precedent....................................................25


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                       CONVERTIBLE NOTE PURCHASE AGREEMENT


        This CONVERTIBLE NOTE PURCHASE AGREEMENT (the "Agreement") is made and effective as of December 15, 1999, by and between MICRO GENERAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 2510 Redhill Avenue, Santa Ana, California 92705, and CALWEST SERVICE CORPORATION, a California corporation ("Lender").

                                    RECITALS

        WHEREAS, Lender has made a series of loans to the Company; and

        WHEREAS, in order to evidence its agreement to repay said loans, the Company has duly authorized the issuance of a convertible promissory note in the principal amount of $5,265,408 which permits the Lender to convert said note into a certain number of shares of the Company's common stock, and in connection therewith, the Lender shall also receive 250,000 detachable warrants at $10.00 per share to purchase 250,000 shares of the Company's common stock. The parties have authorized the execution and delivery of a purchase agreement substantially in the form hereof, and

        WHEREAS, as contemplated hereinabove, the Company has, contemporaneously herewith, issued its convertible promissory note (the "Note") in the original principal amount of $5,265,408, and the Lender has agreed to purchase said Note; and

        WHEREAS, in order to set forth the terms and conditions upon which the
Note is to be issued by the Company and purchased by the Lender, the Company and Lender have duly authorized the execution and delivery of this Agreement; and

        WHEREAS, as an inducement to Lender to purchase the Note, whether or not the Company borrows the full amount of the Note, the Company has agreed to give Lender the right, but not the obligation, throughout the five (5) year term of the Note, to either convert all or a portion of the principal of the Note into, or to purchase directly from the Company, an aggregate of 250,000 shares of the Company's common stock (the "Common Stock"), at $10.00 per share and as an additional inducement the Company has agreed to deliver to the Lender detachable warrants which shall authorize the holders thereof to purchase and acquire, pursuant to the terms of the warrants, up to 250,000 shares of the Company's Common Stock; and

        WHEREAS, Lender has previously made loans to the Company and is owed in interest, and as evidenced by the above principal amount now desires to add the accrued interest through October 31, 1999 to the principal amount of this Agreement and Note, it being understood that detachable warrants arising out of the November 25, 1997 loan and the April 8, 1998 loan will continue as obligations of the Company, and it being understood that the Convertible Note Purchase


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Agreements and Promissory Notes of August 1, 1996, and October 27, 1998 will be canceled upon conversion of the debt to the Company's Common Stock.

        NOW, THEREFORE, for and in consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                 DEFINITIONS AND
                     OTHER PROVISIONS OF GENERAL APPLICATION

        SECTION 101. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

           (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

           (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

        "Administrative Agent" means CalWest Service Corporation, a California corporation, which shall act as agent for the Lenders.

        "Agreement" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of the board of directors of the Company.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of Los Angeles, California are authorized or required to close.

        "Common Stock" means the five cent ($.05) par value Common Stock of the Company as the same exists at the date of the execution of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided,


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however, that if at any time there shall be more than one such resulting class, the share of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation.

        "Conversion Notice" has the meaning specified in Sections 202 and 903 hereof.

        "Conversion Price" has the meaning specified in Section 901 hereof.

        "Corporation" includes corporations, associations, companies and business trusts.

        "Dollars" and "$" means the lawful money of the United States of America.

        "Event of Default" has the meaning specified in Section 501 hereof.

        "Executive Employee" means any employee of the Company who holds the title of Vice President or above.

        "Indebtedness" means money borrowed.

        "Lender," means Cal West Service Corporation.

        "Interest Payment Date" has the meaning specified in Section 203 hereof.

        "Note," means the Note executed by the Company and delivered to the Lender under this Agreement as specified in the recitals hereof.

        "Note Rate" has the meaning specified in Section 203 hereof.

        "Notice of Redemption" has the meaning specified in Section 802 hereof.

        "Officer's Certificate" means a certificate signed by the President of the Company and delivered to Lender describing with particularity the use of proceeds of an advance on the Note, representing that there are no defaults under this Agreement or the Note, or relating to such other matters as may be required hereunder.

        "Payment Date" shall mean an Interest Payment Date or a Principal Payment Date.


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        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Payment Date" means any date on which a payment of principal and interest on the Note shall be due.

        "Redemption Date" has the meaning specified in Section 802 hereof. "Subsidiary" means any corporation more than fifty percent (50%) of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, the term "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president." Common Stock of the Company as evidenced by a detachable warrant referenced in this Agreement. "Warrant" means the right to purchase SECTION 102. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 103. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by either party shall bind its successors and assigns, whether so expressed or not. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or officer of either party shall and may be done and performed with like force and effect by the board, committee or officer of any corporation that shall at the time be the lawful sole successor of either party.

        SECTION 104. SEVERABILITY CLAUSE. In case any provision in this Agreement or in the Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 105. BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

        SECTION 106. GOVERNING LAW. Each of this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of California.

        SECTION 107. LEGAL HOLIDAYS. In any case where the date of maturity of or interest on or principal of the Note or the date fixed for redemption or for purchase of the Note or the last day on which Lender has the right to convert the Note shall not be a Business Day then (notwithstanding


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any other provision of this Agreement or of the Note) payment of such interest, premium or principal or conversion of the Note need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or for purchase or the last day for conversion, and interest shall accrue for the period from and after such date of maturity or date fixed for redemption or for purchase or last day for conversion to such next succeeding Business Day.

        SECTION 108. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which counterparts shall together constitute one and the same instrument.

        SECTION 109. ATTORNEYS' FEES. Should suit be filed seeking enforcement or interpretation of this Agreement and/or the Note, the prevailing party in any such action shall be entitled to receive in addition to any other sums awarded to such party, attorneys' fees and all other costs of collection actually incurred in such action.

        SECTION 110. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, overnight courier, or by facsimile, addressed to the parties as set forth herein. Any such notice shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, four (4) business days after the date of posting by the United States post office, (c) if given by overnight courier, upon receipt by the person to receive such notice, or (d) if sent by facsimile, when sent.

           To the Company:       Micro General Corporation
                                 2510 Redhill Avenue
                                 Santa Ana, California   92705
                                 Attn: President
                                 Facsimile: 949/477-6802

           To Lender:            CalWest Service Corporation
                                 17911 Von Karman Avenue, Suite 300
                                 Irvine, California 92614
                                 Attn: Secretary
                                 Facsimile: 949/622-4104

Any notice, request, demand, direction or other communication sent by telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. Notice of change of address shall be given by written notice in the manner detailed in this Section 110. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.


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                                   ARTICLE II

                                    THE NOTE

        SECTION 201. FORM GENERALLY. The Note shall be in substantially the form set forth on Exhibit "A" attached hereto, but with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable securities laws.

        SECTION 202. CONVERSION NOTICE. A Conversion Notice, substantially in the form of Exhibit "B" attached hereto, shall be attached to the Note and shall be used by Lender to exercise the right to convert the Note into Common Stock.

        SECTION 203. DESIGNATION, AMOUNT AND ISSUANCE OF THE NOTE.

           (a) The Note shall be designated as a "convertible note" of the Company, and shall be the subject of this Agreement in the face amount of $5,265,408.

           (b) The Note shall be dated the date of its issue and shall bear simple interest from the date thereof at the rate of ten percent (10%) per annum (the "Note Rate"), and shall be payable as follows: Accrued interest only on the principal amount of the Note shall be payable quarterly in arrears during the first five (5) years of the term thereof commencing December 15, 1999 (each, an "Interest Payment Date"). The entire unpaid balance of the Note, including principal and accrued but unpaid interest, shall be due and payable on December 14, 2004.

           (C) Accrued interest which is not paid when due to lender shall be convertible into shares of common Stock of the Company at the option of the lender on the same terms as the principal is convertible (i.e. $10.00 per share conversion).

        SECTION 204. EXECUTION OF THE NOTE. The Note shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and by its Secretary, one of its Assistant Secretaries, its Chief Financial Officer, or any Assistant Treasurer.


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                                   ARTICLE III

                         ISSUANCE OF DETACHABLE WARRANTS


        SECTION 301. Warrants Issued. In consideration for Lender making the loan as provided hereunder, and in consideration for the risks which Lender may incur as a result of making said loan, and for other material consideration, the Company shall, simultaneous with the execution of this Agreement, issue and deliver to Lender a certificate evidencing detachable warrants, which shall grant to the holders of said warrants the right to purchase from the Company 250,000 shares of the Company's Common Stock, with the right of exercise of purchase of Common Stock to be exercised by the holder of the warrants at any time after the issuance date and prior to 5:00 p.m. (PST) on December 14, 2004. The warrant certificate shall represent 250,000 shares and be issued in favor of CalWest. Each warrant is issued under the terms of the detachable warrant certificate and shall grant to the holder the right to purchase form the Company one (1) fully paid and non-assessable share for each warrant at an Exercise Price of ten dollars ($10.00), subject to any adjustment based upon the provisions of Section 303 of this Agreement (the "Exercise Price"). The Holder of the Warrant certificate may exercise a warrant, in whole or in part, pursuant to the terms specified in the holder's certificate and, at the holder's election, the holder may assign all or a portion of the warrants to one or more third party assignees.

        SECTION 302. Form of Warrant and Notice of Exercise. The form of the warrant shall be substantially in the form of Exhibit "C" attached hereto, with the Exercise Notice attached to said warrant to be utilized by the holder to exercise the rights of purchase of shares under the warrant. The holders of a warrant shall, at any time during the term of said warrant, have the right to exercise said warrant by acquiring one (1) share of Common Stock of the Company for each warrant so held.

        SECTION 303. Anti-Dilution Rights. The Company will not, by an voluntary action, avoid or seek to avoid performance of any of the terms of the detachable warrant, as is set forth in Section 301 hereinabove, but will at all times, in good faith, carry out the provisions and intent of Section 301 and the warrants issued under such Section and take all actions as may be necessary or appropriate to protect against the impairment of any rights of Lender, or any holder of the warrant to exercise rights thereunder and to purchase Common Stock. In the event, at any time prior to the full exercise by any holder of the warrant of all rights to purchase Common Stock, the Company shall sell or otherwise transfer any Common Stock or adjust in any manner its capital structure, the Company undertakes and agrees to make adjustments as may be necessary to protect the holder of the warrant to purchase a number of shares of Common Stock for a price per share equal to the price per share originally contemplated under the terms of the Warrant and to adhere to and comply with all provisions set forth in the warrant concerning anti-dilution rights extended to the holder of the warrant.

        SECTION 304. Manner of Exercise of Warrants. The warrants, as represented by the certificate as issued under the provisions of Section 301 of this Agreement, shall be exercisable, at


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the election of the holder of the warrant, either in their entirety or, from time to time, for a part only the number of warrants specified in the certificate issued to the holder of the warrant and in the Exercise Notice with respect to the exercise thereof. If not all of the warrants evidenced by a certificate are exercised at any time prior to the expiration of the warrant, a new certificate or certificates (as the case may be) shall be promptly issued for the balance of the warrants not so exercised, by the Company. All certificates surrendered upon exercise of the warrants shall be cancelled by the Company. Upon surrender of any certificate and payment of the exercise price, the Company shall promptly issue and cause to be delivered to, or upon the written order of, the holder of the warrant and, in such case, the name or names as the holder of the warrant may designate, a certificate or other documents representing the share or shares issuable upon the exercise of the warrants evidenced by said certificate. The certificate representing the shares shall be deemed to have been issued and any person so designated therein shall be deemed to become a holder of record of such shares as of the date of the surrender of any certificate and the payment of the exercise price by the holder of the warrant.


        SECTION 305. Notice to Lender Prior to Certain Corporate Actions. In case:

           (a) the Company shall authorize the granting to the holders of its Common Stock generally of rights, Warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights; or

           (b) there shall be any reorganization of the Common Stock (other than a change in the par value of the Common Stock), or any permissible consolidation or merger to which the Company is a party, or any permissible conveyance, transfer, sale or lease of the Company's properties and assets as, or substantially as, an entity; or

           (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be given to Lender, in the manner provided in
Section 110 hereof, and with respect to the events described in subsections (a),
(b) and (c) of this Section 305, as promptly as possible, but in any even at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which the Company expects to file a Registration Statement covering the Common Stock, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation, or winding up is expected to become effective or occur, and, if applicable, the date as of which it is excepted that holders of Common Stock or record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation, or winding up.

        SECTION 306. Reservation of Shares of Common Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting issuance of


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shares upon exercise of warrants, the full number of shares of Common Stock deliverable upon exercise of a warrant.

        SECTION 307. Taxes Upon Exercise. The Company will pay any and all documentary stamp or similar issue of transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of the warrants pursuant thereto.

        SECTION 308. Covenants as to Common Stock. The Company covenants that all shares of Common Stock which may be delivered upon exercise of the Warrants will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

        SECTION 309. Piggyback Registration Rights. If the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration on any registration form that does not permit secondary sales, the Company will promptly give to Lender written notice thereof and use its best efforts to include in such registration (and any related qualification under applicable Blue Sky laws or other compliance), and any underwriting involved therein, Common Stock specified in a written request made by Lender within twenty (20) days after the written notice of the Company provided for above is given. Such written request may specify all or a part of the Lender Common Stock. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise as a part of the written notice given as required above. In such event the right of Lender to registration shall be conditioned upon Lender participation in such underwriting and the inclusion of its Common Stock in the underwriting. Lender shall enter with the Company into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding the above, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the representative may exclude Lender Common Stock from, or limit the number of shares of Lender Common stock to be included in the registration and underwriting. The number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, then to Lender to the extent of securities they have elected to sell for their own accounts, and thereafter to all other owners of Common Stock with the right to participate in such registration and underwriting pro rata in proportion to the percentage of all outstanding Common Stock owned by each such person immediately prior to commencement of such registration and underwriting. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Common Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Common Stock to be included in such registration is increased during the period of such registration, the Company shall offer first to Lender and then, if additional shares may be sold in the registration to all other persons who have retained the right to include securities in the registration, the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated


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among the persons requesting additional inclusion pro rata in proportion to the percentage that each person's Common Stock represents of the total amount of Common Stock owned by all such persons prior to commencement of such registration and underwriting.


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                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

        For so long as this Agreement shall remain in effect, the Company covenants that:

        SECTION 401. PAYMENT OF PRINCIPAL AND INTEREST. It will duly and punctually pay the principal of and interest on the Note at the place, at the respective times and in the manner provided in the Note; and each installment of principal and/or interest on the Note shall be paid by mailing checks or wire transferring funds for the amount due to Lender in a manner reasonably calculated to cause such funds to be received on or prior to a Payment Date.

        SECTION 402. CORPORATE EXISTENCE. Subject to Article VII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

        SECTION 403. PAYMENT OF TAXES AND OTHER CLAIMS. The Company has paid and will in the future pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (b) all lawful claims against the Company for labor, materials and supplies which in the case of either clause (a) or (b) of this Section 303, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        SECTION 404. DIVIDENDS/COMPENSATION. It shall not (a) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of its capital stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company, or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Company or any option, warrant or other right to acquire shares of the Company's capital stock, or (b) make any deposit for any of the foregoing purposes. No additional salary, bonus or other cash or non-cash compensation shall be paid to any of the Company's Executive Employees in an amount greater than the amount set forth in any existing employment contracts with such individuals, or, in the case of "at-will" Executive Employees, any increase in the compensation paid for such Executive Employees shall require the prior written approval of the Company's Board of Directors and the Administrative Agent, which approval will not be unreasonably withheld. No non-cash compensation shall be paid to any employees of the Company without the prior written approval of the Company's Board of Directors and the Administrative Agent, which approval will not be unreasonably withheld.

        SECTION 405. CORPORATE EXISTENCE; FOREIGN QUALIFICATION. It will do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of the Company (b) be duly qualified to do business and in good standing as foreign corporations in each jurisdiction where the nature of its business makes such qualification necessary, and (c) comply with all contractual obligations and requirements of law binding upon it.

        SECTION 406. BOOKS, RECORDS AND INSPECTIONS. It shall:

           (a) maintain, and cause each of its Subsidiaries, if any, to maintain complete and accurate books and records;

           (b) permit, and cause each of its Subsidiaries, if any, to permit access at reasonable times by Lender to its books and records;

           (c) permit, and cause each of its Subsidiaries, if any, to permit Lender to inspect at reasonable times its properties and operations; and

           (d) permit, and cause each of its Subsidiaries, if any, to permit Lender to discuss its business, operations and financial condition with its officers and employees or with its outside auditors.

        SECTION 407. COMPLIANCE WITH LAWS. It shall comply with all federal, state and local laws, rules and regulations related to its businesses;

        SECTION 408. MAINTENANCE OF PERMITS. It shall maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality.

        SECTION 409. CAPITAL EXPENDITURES/DEBT. It shall not, without the express prior written consent of Lender, (a) make any capital expenditures not made with the proceeds of the sale of the Note, and the use of all proceeds for capital expenditures shall be substantially as described in the Officer's Certificate applicable thereto, or (b) other than the Note or any other "convertible note" as referenced in Section 203(a) hereof, incur any new Indebtedness, liability or obligation to any third party.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        The Company hereby represents and warrants as follows to Lender:

        SECTION 501. CUSTOMER CONTRACTS. The Company represents and warrants to Lender that, as of the date hereof, to its knowledge all contracts and agreements between it and purchasers of its goods and services (whether payable in cash or in kind) are valid and in full force and effect, all amounts due and owing to the Company thereunder have been paid, no default exists either on the part of the Company or of any other party to any such contract and that the list of such contracts appearing on Schedule 401 attached hereto is true, accurate and complete;

        SECTION 502. BOARD OF DIRECTORS. As of the date hereof, the list of Directors making up its Board of Directors set forth on Schedule 402 attached hereto is true, accurate and complete, and all such Directors have been duly elected by valid shareholder action in the manner required by the Certificate of Incorporation and/or the Bylaws of the Company;

        SECTION 503. ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has no active Subsidiaries at the date hereof. The company has corporate power to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated, and its business is now conducted, and the Company has complied in all material respects with all material federal, state and local laws with respect to the operation and the conduct of its business. Copies of the Certificate of Incorporation and all amendments thereto, bylaws as amended and currently in force, stock records and corporate minutes and records of the Company heretofore made available to Lender are complete and correct at the date hereof;

        SECTION 504. CAPITAL STOCK; STOCK OPTIONS.

           (a) The Company has authorized capital stock consisting of 10,000,000 shares of Common Stock, five cent ($.05) par value, of which 7,753,580 shares are issued and outstanding as of November 8, 1999, and 1,000,000 shares of Preferred Stock, five cent ($.05) par value, none of which are issued or outstanding. All of the issued and outstanding shares of Common Stock are duly authorized and validly issued, fully-paid and non-assessable, were offered, issued and sold in accordance with applicable federal and state securities laws, and there are no preemptive rights in respect thereof. There are no other classes of stock of the Company other than the Common Stock and Preferred Stock.

           (b) There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements or instruments of any character providing for the purchase or other acquisition by the holders thereof or issuance of any company securities of any description, except as set forth on
Schedule 404(b) attached hereto.

        SECTION 505. CORPORATE AUTHORITY. The Company has full legal right and corporate power and authority, without the consent of any other person, to make, execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action of the Company.

        SECTION 506. NOTES AND ACCOUNTS RECEIVABLE. To its knowledge, all notes receivable and accounts receivable are valid obligations of the respective makers thereof, are as set forth on Schedule 406 attached hereto; except as disclosed in such Schedule 406, are not subject to any valid offset or counterclaim; and are not subject to any assignment, claim, lien or security interest.

        SECTION 507. ACTIONS, SUITS, ETC. There are no actions, suits, claims, complaints, charges, hearings, investigations, arbitrations (or other dispute resolution proceedings) or other proceedings pending or, to its knowledge, threatened against, by or affecting the Company in any court or panel or before any arbitrator or governmental agency, domestic or foreign, other than (a) actions related to garnishments of employee wages, or (b) routine matters covered by insurance. The Company has not been charged with, and to its knowledge is not under investigation with respect to, any charge concerning any violation of any provision of any federal, state or other applicable law or administrative regulation with respect to its business. There are no judgments unsatisfied against the Company and no consent decrees to which the Company is subject. The Company is not involved in or threatened with any labor dispute which could have a material adverse effect on the business and operations of the Company.

        SECTION 508. MATERIAL CONTRACTS. Schedule 408 attached hereto sets forth an accurate, correct and complete list of all instruments, commitments, agreements, arrangements and understandings related to its business to which the Company is a party or bound, or pursuant to which the Company is a beneficiary, meeting any of the descriptions set forth below (the "Material Contracts"):

           (a) Real estate leases, personal property leases, licenses of intellectual property, technical information or software, employment contracts and benefit plans;

           (b) Any contract for capital expenditures or for the purchase of goods or services in excess of $100,000;

           (c) Any instrument evidencing indebtedness (other than routine purchase orders), any liability for borrowed money, any obligation for the deferred payment of the purchase price for property in excess of $100,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability;

           (d) Any advertising contract not terminable without payment or penalty on thirty (30) days (or less) notice;

           (e) Any license or royalty agreement;

           (f) Any contract for the purchase or sale of any assets in excess of $100,000 other than in the ordinary course of business or granting an option or preferential rights to purchase or sell any assets in excess of $100,000;

           (g) Any contract containing covenants not to compete in any line of business or with any person in any geographical area;

           (h) Any contract relating to the acquisition of a business or the equity of any other person;

           (i) Any other contract, commitment, agreement, arrangement or understanding related to its business which provides for payment or performance by any party thereto having an aggregate value of $100,000 or more, and is not terminable without payment or penalty on thirty (30) days (or less) notice.

Accurate, correct and complete copies of each such contract have been made available to Lender. Each contract is in full force and effect and is valid, binding and enforceable as to the Company in accordance with its terms. The Company and, to the Company's knowledge, each other party has complied in all material respects with all material commitments and obligations on its part to be performed or observed under each such contract. The Company has not received any written or, to its knowledge, other notice of a default, offset or counterclaim under any contract, or any other written or, to its knowledge, other communication calling upon the Company to comply with any provision of any contract or asserting noncompliance by the Company.

        SECTION 509. ABSENCE OF UNDISCLOSED LIABILITIES. To its knowledge, the Company does not have any indebtedness, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, related to or arising from the operation of its business or the ownership, possession or use of any assets, except as set forth on Schedule 409 attached hereto.

        SECTION 510. ACCURACY OF INFORMATION. None of the information furnished by the Company to Lender in writing shall contain any untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

        SECTION 511. REAL ESTATE LEASES. Schedule 411 attached hereto sets forth an accurate, correct and complete list of all real estate which is leased or subleased by the Company, including identification of the lease or sublease, street address, and list of material contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real estate or any interest therein to which the Company is a party or by which the Company is bound (the "Real Estate Leases"). The Company has made available to Lender accurate, correct and complete copies of each Real Estate Lease and no default exists under any Real Estate Lease.

        SECTION 512. PERSONAL PROPERTY LEASES. Schedule 412 attached hereto contains an accurate, correct and complete list of each lease of personal property used in the business which provides for annual lease payments in excess of $25,000 (the "Personal Property Leases"). The Company has made available to Lender accurate, correct and complete copies of each Personal Property Lease and no default exists under any Personal Property Lease.

        SECTION 513. INTELLECTUAL PROPERTY. Schedule 413 attached hereto contains an accurate, correct and complete list and summary description of all patents, trademarks, trademark rights, trade names, trade styles, trade dress, service marks, copyrights and applications for any of the foregoing utilized by the business (the "Intellectual Property"). During the preceding five (5) years, the Company has not been known by or done business under any name other than Micro General Corporation. Schedule 413 contains an accurate, correct and complete list and summary description of all licenses and other agreements relating to any Intellectual Property. Except as set forth on Schedule 413, with respect to the Intellectual Property, (a) the Company is the sole and exclusive owner and, to the knowledge of the company, has the sole and exclusive right to use the Intellectual Property; (b) no action, suit, proceeding or investigation is pending or, to the Company's knowledge, threatened; (c) to the knowledge of the Company, none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property; (e) the Company has not agreed to indemnify any person for or against any infringement of or by the Intellectual Property; and (f) the Intellectual Property constitutes all such assets, properties and rights which are used in or necessary for the conduct of its business. To the knowledge of the Company, the operation of its business by the Company after the date hereof, in the manner and geographic areas in which its business is currently conducted by the Company or is to be conducted as a result of its plans to expand its business into other geographic areas, will not interfere with or infringe upon any currently issued United States Letters Patent or trademarks currently registered in the Primary Register of the United States Patent and Trademark Office. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any Intellectual Property.

        SECTION 514. TRADE SECRETS. Schedule 414 attached hereto contains an accurate, correct and complete list and summary description of all information in the nature of proprietary information, including databases, compilations of information, copyrightable material and technical information, if any, relating to its business "Technical Information"). The Company has the right to use the Technical Information by virtue of ownership or by virtue of the license agreements identified in Schedule 414. The Company has no knowledge of any violation of any trade secret rights or copyrights with respect to such Technical Information.

        SECTION 515. SOFTWARE AND INFORMATION SYSTEMS. The Company has the right to use all electronic data processing systems, information systems, hardware, computer software programs, indexes, program specifications, charts, procedures, source codes, input data, routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material (if any) used in and reasonably necessary for the conduct of its business (collectively the "Software"). Schedule 415 attached hereto contains an accurate, correct and complete summary description of all Software (other than non-proprietary commercially available Software).

        SECTION 516. INSURANCE. Set forth on Schedule 416 attached hereto is a true, accurate and complete list of all policies of insurance currently in force in which the Company is named as insured, loss payee, or additional insured, premiums on all of such policies have been paid, and copies of all policies have been delivered to Lender at the date hereof, and Lender has been named as loss payee or additional insured on all such policies on which such coverage is available.

                                   ARTICLE VI

                               DEFAULTS; REMEDIES

        SECTION 601. EVENTS OF DEFAULT. "Event of Default," wherever used herein with respect to the Note, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (a) BY THE COMPANY.

               (1) default in the payment of any installment of principal and/or interest on the Note as and when it becomes due and payable, whether by virtue of the terms of the Note as to payments of principal and/or interest, at maturity, in connection with any redemption, or otherwise and the passage of seven (7) days following written notice thereof to the Company; or

               (2) default in the performance, or breach, of any material covenant, representation or warranty of the Company in this Agreement and the passage of thirty (30) days following written notice thereof to the Company, or, if such default cannot be cured within such thirty (30) days, commencement of the cure of such default within such thirty (30) days and diligent prosecution of such cure to completion; or

               (3) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and-the continuance of any such decree or order for relief or for any such other decree or order unstayed and in effect for a period of 45 consecutive days;

               (4) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, other consent by it to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the company or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors; or

               (5) until all sums due under the Note have been repaid, or any increase by the Company of the number of members of its Board of Directors to a number greater than the number who hold office at the time of execution of the Note, or any change in the actual members of the Company's Board of Directors, without the prior written consent of the Lender; or

               (6) the failure of the Company to provide any information or report to Lender required to be provided pursuant to Article VI hereof and the passage of thirty (30) days following written notice thereof to the Company, or, if such default cannot be cured within such thirty (30) days, commencement of the cure of such default within such thirty (30) days and diligent prosecution of such cure to completion.

           (b) BY THE LENDER. The failure of the Lender to fund pursuant to
Section 203(a) hereof in the event that a proper Officer's Certificate pursuant to Section 1001(a) is received and the Company is in compliance with all covenants of this Agreement and the Note.

        SECTION 602. ACCELERATION OF MATURITY, RESCISSION AND ANNULMENT; OTHER REMEDIES.

           (a) LENDER'S REMEDIES.

               (i) Upon the occurrence of an Event of Default under any event described in Section 501(a) (other than an Event of Default described in Sections 501(a)(4) and 501(a)(5) hereof), then in every such case Lender may declare the principal amounts of the Note to be due and payable immediately, by a notice in writing to the Company and upon any such declaration such principal amount shall become immediately due and payable. The Company specifically acknowledges and agrees that the occurrence of any Event of Default under any event described in Section 501(a) hereof will automatically cause the Note to be in default, and all Events of Default under the Note must be cured before any one Event of Default shall be deemed cured.

               (ii) At any time after such a declaration of acceleration with respect to the Note has been made and before a judgment or decree for payment of the money due has been obtained by Lender as hereinafter in this Article provided, Lender may, by written notice to the Company, rescind and annul such declaration and its consequences if, (1) the Company has paid to Lender a sum sufficient to pay (A) all overdue interest on the Note, (B) the principal on the Note which has become due otherwise than by such declaration of acceleration and interest thereon at the Note Rate, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the Note Rate, and (D) all sums paid or advanced by Lender hereunder and the actual compensation, expenses, disbursements and advances of Lender, its agents and counsel; and (2) all Events of Default with respect to the Note, other than the nonpayment of the principal of the Note which has become due solely by such declaration of acceleration, have been cured or waived by Lender. No such rescission shall affect any subsequent default or impair any right consequent thereon. In the case of any Event of Default described in Section 501(a)(4) or 501(a)(5), all unpaid principal of and accrued interest on the Note shall be due and payable immediately without any declaration or other act on the part of Lender.

               (iii) Obligations of this Note are secured by the Security Agreement dated August 1, 1996.

           (b) THE COMPANY'S REMEDIES. Upon the occurrence of an Event of Default as described in Section 501(b) hereof, then the option amount referred to in Section 901 hereof shall be limited to a number equal in value to the amount already funded.

        SECTION 603. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT.

           (a) The Company covenants that if default is made in the payment of any principal and/or interest on the Note when such principal and/or interest becomes due and payable, whether at a time specified in the Note, at maturity of the Note or in connection with any redemption or otherwise, the Company will, upon demand of Lender, pay to it the whole amount then due and payable on the Note for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and-on any overdue interest, at the Note Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of Lender, its agents and counsel, it being understood that as to the Lenders, any payments will be applied on a pro rata basis among the Lenders based on each Lender's respective Note amount. If the Company fails to pay such amounts forthwith upon such demand, Lender may prosecute a proceeding to judgment or final decree and may enforce the same against the Company or any other obligor on the Note and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or of any other obligor on the Note, wherever situated, it being understood that any monies collected shall be applied on a pro rata basis among the Lenders based on each Lender's respective Note. In addition, Lender may give notice to customers of the Company that all payments under contracts listed on Schedule 401 shall, until further notice, be paid directly to Lender, and the Company consents to each such notice.

           (b) If an Event of Default with respect to the Note occurs, Lender may in its discretion proceed to protect and enforce its rights by such appropriate judicial proceedings as it shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 604. LENDER MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or of any other obligor on the Note or the property of the Company or of such other obligor or their creditors, Lender (irrespective of whether the principal of the Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether it shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Note and to file such other papers and documents as may be necessary or advisable in order to have the claims of Lender (including any claim to the right to own Common Stock or for the reasonable compensation, expenses, disbursements and advances of Lender, its agents and counsel) allowed in such judicial proceeding, and

           (b) to collect and receive any monies or other property payable or deliverable on any such claims.

        SECTION 605. APPLICATION OF MONEY COLLECTED. Any money collected by Lender pursuant to this Article V shall be applied in the following order, at the date or dates fixed by Lender and, in case of the distribution of such money on account of principal or interest, upon presentation of the Note and the notation thereon of the payment if only partially said and upon surrender thereof if fully paid:

           First: To the costs and expenses of Lender in collecting sums due it hereunder;

           Second: To the payment of the amounts then due and unpaid first for interest on and then for principal of all outstanding Notes, applied on a pro rata basis among the Lenders based on each Lender's respective Note; and

           Third: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

        SECTION 606. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 607. DELAY OR OMISSION NOT WAIVER. No delay or omission of Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article V or by law may be exercised from time to time, and as often as may be deemed expedient by Lender.

        SECTION 608. WAIVER OF STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                               REPORTS BY COMPANY

        SECTION 701. ANNUAL STATEMENT. The Company will deliver to Lender, within 30 days after the end of each fiscal year of the Company, an Officer's Certificate stating that to the best of such officer's knowledge, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation and such default is continuing, specifying each such default of which such officer has knowledge, and the nature and status thereof.

        SECTION 702. REPORTS BY COMPANY. The Company shall file with Lender, such information, documents and other reports, and such summaries thereof, as Lender shall request, immediately upon request, but without request the Company shall deliver to Lender audited financial statements of the Company prepared by independent certified public accountants ("Accountants") within ninety (90) days of the end of each Company fiscal year.

        SECTION 703. QUARTERLY FINANCIAL REPORTS. Throughout the term of this Agreement and for so long as any amount remains unpaid under the Note, the Company shall furnish Lender with copies of its quarterly financial reports no later than forty-five (45) days following the end of the subject fiscal quarter.


                                  ARTICLE VIII

           CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, SALE OR LEASE

        SECTION 801. COMPANY MAY CONSOLIDATE. ETC., ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other corporation or convey, transfer, sell or lease its properties and assets as, or substantially as, an entirety to any Person, issue any capital stock (including Common Stock) of the Company unless (a) prior to such transaction Lender has released in writing its Right of First Refusal as required by Section 702 hereof, and (b) upon any such consolidation, merger, sale, conveyance or exchange of or by the Company, (i) the Company is the continuing corporation and the Company's Common Stock outstanding immediately prior to the merger is not exchanged for securities, cash or other property of another corporation, (ii) there is an exchange of the Note for other securities in connection with such transaction, or (iii) the due and punctual payment of the principal of and interest on, the Note, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Agreement to be performed by the Company, are expressly assumed by a note supplemental to the Note by the corporation formed by such consolidation, or whose securities, cash or other property will immediately after the merger be owned, by virtue of the merger, by the holders of Common Stock of the Company immediately prior to the merger, or by the corporation that shall have acquired such property or securities. Furthermore, the Company shall not consolidate with or merge into any other corporation or convey, transfer, sell or lease its properties and assets as, or substantially as, an entirety to any Person, or enter into any statutory exchange of securities with another corporation, unless the Right of First Refusal has been released and unless immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing, and the Company shall have delivered to Lender an Officer's Certificate stating that such transaction and such supplemental agreement comply with this Agreement.

        SECTION 802. RIGHT OF FIRST REFUSAL OF LENDERS. For so long as any amounts due under the Note shall be outstanding, Lender shall have and retain the first option to purchase any and all assets of the Company and any and all capital stock (including Common Stock) of the Company, upon the same terms and subject to the same conditions as may be offered to the Company by a third party for such assets or capital stock; provided, however, that any non-cash consideration offered for any such assets or capital stock shall be given its then current market value in cash and Lender shall have the opportunity to pay the amount of such cash in lieu of any non-cash consideration offered by a prospective owner of any assets or capital stock on a pro rata basis as to the Lender's exercise of that right. Immediately upon receipt of any offer to purchase any assets or capital stock, or upon determining that the Company desires to sell any assets or capital stock, the Company shall immediately notify Lender of the assets and/or capital stock proposed to be bought and sold, and of the terms of such proposed purchase and sale. Within twenty (20) days of being so notified, Lenders shall notify either the Company and/or the owner of the capital stock in question that they (or any one of them) will exercise the right of first refusal granted herein ("Right of First Refusal"), or, in the alternative, that they (or any one of them) thereby release such Right of First Refusal and consents to the sale of the assets or capital stock on the terms described. Any change in such terms shall give each Lender the right to once again exercise or release its Right of First Refusal within an additional time period identical to that specified above.


                                   ARTICLE IX

                        REDEMPTION OF NOTE BY THE COMPANY

        SECTION 901. RIGHT TO REDEEM. The Company may, at its option, redeem all or, from time to time, any part of the Note, on any date prior to maturity, in the manner specified in this Article VIII, at the original principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption, but no such redemption shall in any way impair the right of Lender to convert the Note into shares of Common Stock as specified in this Agreement or in the Right of First Refusal granted hereunder.

        SECTION 902. NOTICE OF REDEMPTION.

           (a) In case the Company shall desire to exercise its right to redeem all or any part of the Note pursuant to Section 801 hereof, it shall fix a date for redemption (a "Redemption Date"), shall notify Lenders in writing of such date, and shall mail or cause to be mailed a notice of such redemption (a "Notice of Redemption") at least ten (10) and not more than thirty (30) days prior to the date fixed for redemption to Lenders at their principal executive offices. Such mailing shall be by first class mail. The Company agrees to exercise said right of redemption on an equitable and pro rata basis among the Lenders.

           (b) The Notice of Redemption shall specify the principal amount of the Note to be redeemed, the Redemption Date for the Note, and the Redemption Price at which the Note is to be redeemed, and shall state that payment of the Redemption Price of the Note or portions thereof to be redeemed will be made on surrender of the Note to be redeemed, that interest accrued to such Redemption Date will be paid as specified in such notice, and that from and after such date interest thereon will cease to accrue. In the event of full redemption of the Note, such Notice of Redemption shall also state that the right to convert the Note or portion thereof into Common Stock will expire at the close of business on December 14, 2004.

           (c) On or prior to each Redemption Date specified in each Notice of Redemption given as provided in this Section 802, the Company will pay to Lender an amount of money sufficient to redeem on such Redemption Date the Note or portion thereof so called for redemption at the appropriate Redemption Price, together with accrued interest to the Redemption Date.

           (d) If the Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the date fixed for redemption at the Note Rate and the Note shall remain convertible into Common Stock until December 14, 2004, or until all amounts due under the Note have been repaid in full.


                                    ARTICLE X

              RIGHT TO CONVERT NOTE AND/OR RIGHT TO PURCHASE STOCK

        SECTION 1001. RIGHTS GRANTED. Subject to and upon compliance with the provisions of this Article IX, and specifically Section 902 hereof, Lender shall have the right, at its option, at any time or from time to time on or prior to the close of business on December 14, 2004, to convert the principal amount of the Note up to a value of $5,265,408 into, an aggregate of 526,541 shares of Common Stock at a price of $10.00 per share (the "Conversion Price").

        SECTION 1002. ANTI-DILUTION RIGHTS OF LENDER. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the conversion privilege set forth in Section 901 hereof, but will at all times in good faith carry out the provisions and intent of
Section 901 and take all such action as may be necessary or appropriate to protect against impairment of the rights of Lender to convert the Note into, or to purchase, Common Stock. In the event that, at any time prior to full exercise by Lender of its right to purchase such Common

Stock, the Company shall sell or otherwise transfer any Common Stock, the Company undertakes and agrees to make any adjustments that may be necessary to permit Lender to purchase an equal number of shares of the Common Stock for a per share price equal to the per share price paid by such other purchaser or transferee, including, if necessary, refunding to Lender any sums necessary to cause Lender to receive the benefit of this Section 902, such benefit to survive the repayment of the Note and to be applicable with respect to issuances of Common Stock until December 14, 1999.

        SECTION 1003. MANNER OF EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, Lender shall surrender the Note, duly endorsed or assigned to the Company or in blank, at the office of the Company, together with the Conversion Notice duly executed, that Lender elects to convert the Note or the portion thereof specified in said Conversion Notice or, alternatively, that Lender will purchase such Common Stock. Such Conversion Notice shall also state the name or names, together with the address or addresses in which the certificate or certificates for shares of Common Stock which shall be issuable in such conversion or purchase shall be issued as promptly as practicable after the surrender of the Note and the receipt of such Conversion Notice, the Company shall issue and deliver to Lender, or on Lender's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Note or portion thereof in accordance with the provisions of this Article IX. In case the Note shall be surrendered for partial conversion, the Company shall execute and deliver to or upon the order of Lender, at the expense of the Company, a new note or notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Note shall have been surrendered and such Conversion Notice received by the Company as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion or purchase shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date.

        SECTION 1004. NOTICE TO LENDER PRIOR TO CERTAIN CORPORATE ACTIONS. In case:

           (a) the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights; or

           (b) there shall be any reorganization or reclassification of the Common Stock (other than a change in the par value of the Common Stock), or any permissible consolidation or merger to which the Company is a party, or any permissible conveyance, transfer, sale or lease of the Company's properties and assets as, or substantially as, an entity; or

           (c) there shall be a voluntary or in-voluntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be given to Lender, in the manner provided in
Section 110 hereof, and with respect to the events described in subsections (a),
(b) and (c) of this Section 904, as promptly as possible, but in any event at least twenty (20) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which the Company expects to file a Registration Statement covering the Common Stock, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation, or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation, or winding-up, subject to compliance with the Right of First Refusal required by Section 702 hereof.

        SECTION 1005. RESERVATION OF SHARES OF COMMON STOCK. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the Note, the full number of shares of Common Stock deliverable upon the conversion of the Note.

        SECTION 1006. TAXES UPON CONVERSION. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Note pursuant hereto.

        SECTION 1007. COVENANTS AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be delivered upon conversion of the Note will, upon delivery, be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

        SECTION 1008. PIGGYBACK REGISTRATION RIGHTS. If the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration on any registration form that does not permit secondary sales, the Company will promptly give to Lender written notice thereof and use its best efforts to include in such registration (and any related qualification under applicable Blue Sky laws or other compliance), and any underwriting involved therein, Common Stock specified in a written request made by Lender within twenty (20) days after the written notice of the Company provided for above is given. Such written request may specify all or a part of Lender's Common Stock. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the company shall so advise as a part of the written notice given as required above. In such event the right of Lender to registration shall be conditioned upon Lender's participation in such underwriting and the inclusion of its Common Stock in the underwriting. Lender shall enter with the Company into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. Notwithstanding the above, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the representative may exclude Lender's Common Stock from, or limit the number of shares of Lender's Common Stock to be included in, the registration and underwriting. The number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, then to Lender to the extent of securities it has elected to sell for its own account, and thereafter to all other owners of Common Stock with the right to participate in such registration and underwriting pro rata in proportion to the percentage of all outstanding Common Stock owned by each such Person immediately prior to commencement of such registration and underwriting. If any Person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Common Stock or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Common Stock to be included in such registration is increased during the period of such registration, the Company shall offer first to Lender and then, if additional shares may be sold in the registration to all other Persons who have retained the right to include securities in the registration, the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion pro rata in proportion to the percentage that each Person's Common Stock represents of the total amount of Common Stock owned by all such Persons prior to commencement of such registration and underwriting.

                                   ARTICLE XI

                              CONDITIONS PRECEDENT

        SECTION 1101. CONDITIONS PRECEDENT. The obligation of Lender to purchase the Note(s) and to make all individual disbursements thereunder is expressly conditioned upon the following:

           (a) The Lender's receipt from the Company, in each instance, of an Officer's Certificate signed by its President satisfactory to Lender in which such President represents and warrants to Lender on behalf of the Company that
(1) use of the proceeds from any disbursement of principal of the Note shall be dedicated to such corporate uses as the Company's Board of Directors may deem proper; and (2) there are no defaults under this Agreement or the Note.

           (b) The Lender's receipt of a Certificate of Good Standing certified by the Secretary of State of the State of Delaware as to the corporate status of the Company; and

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective seals to be hereunto fixed and attested, all as of the day and year first above written.


                                     MICRO GENERAL CORPORATION
                                     (the "Company")



                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------


                                     CALWEST SERVICE CORPORATION ("Lender")



                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------

                                   EXHIBIT "A"

                            MICRO GENERAL CORPORATION
                                CONVERTIBLE NOTE


$5,265,408.00                                                 Irvine, California
                                                               December 15, 1999


        MICRO GENERAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation or corporations under the Agreement hereinafter referred
to), for value received, hereby promises to pay to Fidelity National Financial, Inc., at its office at 17911 Von Karman Avenue, Suite 300, Irvine, California 92614 ("Lender"), or order, principal sum of FIVE MILLION TWO HUNDRED SIXTY FIVE THOUSAND FOUR HUNDRED-EIGHT DOLLARS ($5,265,408.00), or so much thereof as shall have been disbursed by Lender and which at that time remains unpaid, together with simple interest thereon from the date hereof at the rate of ten percent (10%) per annum, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, payable as follows: Accrued interest only on the principal amount hereof shall be payable quarterly in arrears during the first five (5) years of the term hereof commencing December 15, 1999. Thereafter, on December 14, 2004, the entire unpaid balance of this Note, including principal and accrued but unpaid interest, shall be due and payable.

        This Note may be prepaid in whole or in part at any time with the prior written consent of Lender so long as the Company gives ten (10) days' prior written notice to Lender of the Company's intent to prepay this Note or any portion hereof. Such notice shall state the proposed payment date (the "Payment Date") and the principal amount to be repaid. At any time during the term hereof, the Lender may, but shall not be obligated to, elect to convert all or any portion of the principal to be repaid on the Payment Date into shares of the Company's common stock (the "Common Stock") at the "Conversion Price" (as that term is defined in the Agreement hereinafter referred to) then in effect by delivering to the Company, to the attention of its President, written notice of its election to exercise its conversion rights as set forth herein. Notwithstanding anything contained herein to the contrary, and notwithstanding the Company's payment of this Note in whole or in part, the Lender shall retain the right to convert the then-outstanding principal balance hereof into the subject shares of Common Stock throughout the five (5) year term of this Note at the Conversion Price.

        Any partial prepayments made hereunder shall be applied to installments due hereunder in inverse order of maturity.

        This Note is duly authorized and issued by the Company, is designated as set forth on the face hereof, and is limited to the aggregate principal amount of $5,265,408 issued under and pursuant to that certain Convertible Note Purchase Agreement, dated as of December 14, 1999 (herein called the "Agreement"), duly executed and delivered by the Company and Lender, to which Agreement reference is hereby made for a further description of the rights, limitation of rights, obligations, and duties thereunder of the Company and Lender. In case an Event of Default shall have occurred under this Note or under the Agreement (as the term "Event of Default" is defined in said Agreement), the principal balance hereof and all accrued but unpaid interest thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Agreement.

        Reference is hereby made to the further provisions of the Agreement, including, without limitation, provisions giving the Lender of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations more fully specified in the Agreement. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Note and not otherwise defined still have the meanings assigned to such terms in the Agreement.


        IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


Dated: December 15, 1999              MICRO GENERAL CORPORATION (the "Company")




                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                   EXHIBIT "B"

                                CONVERSION NOTICE



To:        Micro General Corporation
           2510 Redhill Avenue
           Santa Ana, California   92705

        The undersigned, as the owner of that certain Convertible Promissory Note dated December 15, 1999 (the "Note"), hereby irrevocably exercises the option to convert the Note, or that portion of the Note designed herein below, into _____________ shares of Common Stock of Micro General Corporation at a price of $_______ per share, in accordance with the terms of that certain Convertible Note Purchase Agreement between the undersigned and Micro General Corporation as referenced in the Note, and directs that the shares issuable and deliverable upon the conversion be issued and delivered to the holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned has herein below named the transferee to whom the new Note should be issued.


Dated:
      -----------------


                                      ------------------------------------------



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                   EXHIBIT "C"

                            MICRO GENERAL CORPORATION
               (Formed under the laws of the State of California)

                         DETACHABLE WARRANT CERTIFICATE


Date of Issuance: December 15, 1999

Number of Warrant Shares Subject
to this Certificate
on the Date of Issuance:  250,000

Registered Holder: CAL WEST SERVICE CORPORATION

          Void after 5:00 p.m. Pacific Daylight Time, December 14, 2004

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF NECESSARY, RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO MICRO GENERAL CORPORATION THAT REGISTRATION IS NOT REQUIRED.

        ANY SUCH SECURITIES MAY ONLY BE SUBJECT PURSUANT TO THE TERMS AND PROVISIONS AND CONDITIONS SPECIFIED IN THAT CERTAIN "LOAN AGREEMENT AND AGREEMENT TO ISSUE DETACHABLE WARRANTS" DATED DECEMBER ____, 1999, BY AND BETWEEN MICRO GENERAL CORPORATION AND CAL WEST SERVICE CORPORATION, A CALIFORNIA CORPORATION AS LENDER (THE "AGREEMENT"), A COMPLETE COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF MICRO GENERAL CORPORATION AND A CONFORMED COPY WHICH WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND UPON PAYMENT OF REASONABLE CHARGE. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL ANY CONDITIONS RELATING TO TRANSFER OF SUCH SECURITIES SO SPECIFIED IN THE AGREEMENT SHALL HAVE BEEN COMPLIES WITH.

        FOR VALUE RECEIVED, Micro General Corporation, a Delaware corporation (the "Company") hereby certifies that CAL WEST SERVICE CORPORATION ( the "Investor"), or any registered assignee of Investor, is the registered holder (the "Holder") of 250,000 Series 3 Warrants

(the "Warrants") to purchase from the Company 250,000 newly issued shares of Common Stock of the Company (each, a "Share" and collectively, the "Shares").

        The Warrants evidenced by this Certificate are part of a duly authorized issue of Warrants to purchase a total of 250,000 newly issued shares simultaneously with the making of loans by Cal West Service Corporation under the terms of the Agreement.

        The Agreement is incorporated in this Certificate by this reference and must be referred to for a complete description of the rights, obligations and duties of the Company and the Holders of the warrants issued pursuant to the Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement will control. Capitalized terms not defied in this Certificate will have the meanings assigned to them under the Agreement.

        1. Exercise of Warrants.

           (a) On or before 5:00 p.m. Pacific Standard Time on December 14, 2004, the Holder shall have the right to purchase from the Company one (1) fully paid and non-assessable Share for each Warrant at the exercise price of TEN DOLLARS ($10.00) per Share, subject to any adjustment under paragraph 6 of this Certificate (the "Exercise Price"), and upon surrender to the Company at its principal office of this Certificate evidencing such Warrants, with the form of election to purchase attached hereto and signed, (specifying the number of Shares for which the Warrant is exercisable), and upon payment to the Company of the Exercise Price in cash, lawful currency of the United States of America, Share(s) shall be issued.

           (b) The Warrants represented by this Certificate shall be exercisable, at the election of the Holder, either in their entirety or from time to time for part only of the number of warrants specified in this Certificate and in the notice with respect to the exercise thereof. If less than all of the Warrants evidenced by this Certificate are exercised at any time prior to the Maturity Date, a new Certificate or Certificates, as the case may be, shall promptly be issued for the balance of the Warrants not so exercised, but no fractional numbers. All Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

           (c) Upon surrender of any Certificates and payment of the Exercise Price, Company shall promptly issue and cause to be delivered to, or upon the written order of, the Holder, and in such name or names as the Holder may designate, a certificate or other document representing the Share or Shares issuable upon the exercise of the Warrants evidenced by this Certificate. The certificate representing the Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of any Certificate and payment of the Exercise Price.

        2. Right to Transfer

           (a) Notwithstanding anything contained in the Agreement or this Certificate to the contrary, the Warrants represented by this Certificate may be pledged, together with the rights of the

Investor, in whole or in part, to any bank, savings and loan association or other institutional lender affiliated with Investor (in each case, and "Institutional Lender") as collateral to secure a bona fide loan form such Institutional Lender, and may be transferred to such Institutional Lender upon the foreclosure of the security interest created by such pledge, provided that such pledge or transfer (in each case, an "Institutional Transfer"), as the case may be, is in compliance with the Securities Act and any applicable state securities and insurance laws.

           (b) Except as otherwise set forth below, the warrants represented by this Certificate may also be pledged, assigned, sold or otherwise transferred in whole or in part (in each case, a "Transfer") to any other "Person" or "Persons" (as hereinafter defined), on the condition that such Transfer is in compliance with the Securities Act and any applicable state securities and insurance laws.

           (c) With respect to any offer, sale or other disposition of any Warrants or any Shares acquired on exercise of any Warrants which have not been registered pursuant ;to the terms of the Agreement, the Holder will give written notice to the Company prior to any such offer, requested by Company, with a written opinion of such Holder's counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification under any federal or state law then in effect. Within fifteen (15) days after receiving a Transfer Notice (the "Notice Period") and reasonably satisfactory opinion, if so requested, Company shall notify such Holder that such Holder may offer, sell or otherwise dispose of the Warrants or any Shares acquired on exercise of any Warrants, all in accordance with the terms of the Transfer Notice delivered to Company. Such transfer must be effected within ninety (90) calendar days following the Holder's receipt of written consent from Company with respect to such transfer. If company has determined that the opinion of counsel for the Holder is not reasonable or satisfactory to the Company, Company shall so notify the Holder within the Notice Period that such determination has been made. Each of the Warrants and Shares with respect to which any Warrant may be exercised thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act unless, in the opinion of counsel for Company, it is determined that such legend is not required in order to ensure compliance and Company may issue stop transfer instructions to its transfer agent in connection with such restriction. In the event that Company fails to respond to a Transfer Notice prior to the expiration of the Notice Period, the Holder may sell or otherwise transfer the Warrants or any Common Stock acquired as a consequence of exercising any Warrants in the manner described in such Transfer Notice; provided, however, that such transfer is effected within ninety (90) calendar days following the expiration of the Notice Period.

           (d) The following terms shall be defined as follows: (i) "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof; and (ii) "Investor Controlled Affiliates" shall be any trusts, corporations, associations, limited partnerships, general partnerships or other business entities in which more than fifty percent (50%) of the stock of each class having ordinary voting power or beneficial or other ownership interest, as appropriate, shall, at the time as of which any determination is being made, be owned or controlled, directly or indirectly by Investor or any general or limited partner of Investor is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act and the regulations, rulings and decisions promulgated thereunder.

           (e) Company may deem and treat each registered Holder of a Warrant Certificates as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof, any distribution to the Holder, or any other purposes.

           (f) Company shall promptly register any transfer of record ownership of any outstanding Certificates on the Company Register upon surrender thereof accompanied, if so required by Company, by a written instrument or instruments of transfer duly executed by Holder or by its duly authorized attorney. Upon a proper registration of transfer, a new Certificate shall be issued to the transferee and the surrendered Certificate shall be canceled by Company; provided, however, in the event of a partial transfer, Company shall promptly issue to the transferer a new Certificate representing the retained portion of the transferor's Warrants and, in connection with any transfer permitted under terms of the Agreement, the transferor can require Company to reissue the Certificates representing the Warrants for any number of Warrants, but no fractional shares.

                               EXERCISE OF WARRANT


        Cal West Service Corporation hereby irrevocably elects to exercise the purchase rights represented by this Certificate with respect to the following number of shares of Common Stock of MICRO GENERAL CORPORATION, a Delaware corporation (the "Company"), upon the terms and subject to the conditions specified in that certain Convertible Note Purchase Agreement dated December 15, 1999, by and between Company and Cal West Service Corporation, a California corporation as lenders.


           Number of Shares_________________

           Exercise Price   $10.00 per Share

           Total Cost: _____________________





Dated: _________________                      CAL WEST SERVICE CORPORATION




                                              By:_______________________________

                                              Title:____________________________



        * Subject to any adjustments as provided under Terms and Provisions of the Certificate or the Agreement.